UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 17, 2014

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada 89701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Del Toro Silver Corp. (the “Company”) entered into a consulting agreement, dated July 17, 2014, with Daniel T. Cook (the “Consultant”), for performing services in the area of investor marketing on behalf of the Company.

Pursuant to the terms of the agreement the Consultant will receive the following compensation:

1.	500,000 restricted shares of the Company’s common stock within 14 days of the execution of the agreement;

2.	500,000 restricted shares of the Company’s common stock within 45 days of the execution of the agreement;

3.

Finder’s fees payable within 7 days of receipt of money by the Company from any capital raised or financial arrangements resulting from facilitation by the Consultant equal to 6% of money received by the Company.

The term of the agreement is three months from the date of the agreement, which may be cancelled at any time by either party in writing.

The securities are issued to the Consultant pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that the Consultant represented to the Company that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with Daniel T. Cook dated July 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	July 17, 2014